QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on January 15, 2004

Registration No.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PILGRIM'S PRIDE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-1285071 (I.R.S. Employer Identification No.)
110 South Texas Pittsburg, Texas (Address of principal executive offices)	75686-0093 (Zip Code)

PILGRIM'S PRIDE CORPORATION
EMPLOYEE STOCK INVESTMENT PLAN
(Full title of the plan)

Richard A. Cogdill
Executive Vice President, Chief Financial Officer, Secretary and Treasurer
110 South Texas
Pittsburg, Texas 75686-0093
(903) 855-1000
(Name, address, telephone number, including area code, of agent for service)

with a copy to:

Alan G. Harvey
Baker & McKenzie
2300 Trammell Crow Center
2001 Ross Avenue
Dallas, Texas 75201

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock, par value $.01 per share	1,200,000 shares	$17.11	$20,532,000	$1,661.00

(1)
Shares of Common Stock of Pilgrim's Pride Corporation (the "Registrant") being registered hereby relate to the Pilgrim's Pride Corporation Employee Stock Investment Plan (the "Plan"). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration statement covers any additional shares of Common Stock of the Registrant that become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration that results in an increase in the number of shares of our outstanding Common Stock.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act on the basis of the average of the high and low sale prices of the Common Stock on January 9, 2004, as reported on the New York Stock Exchange.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 3. Incorporation of Documents by Reference

        The documents listed in (a) through (e) below are hereby incorporated by reference into this Registration Statement. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to the Registration Statement which indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

        (a)   The Registrant's Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed with the Securities and Exchange Commission (the "Commission") on November 18, 2003;

        (b)   The Registrant's Current Report on Form 8-K filed with the Commission on November 21, 2003;

        (c)   The Registrant's Current Report on Form 8-K filed with the Commission on December 8, 2003;

        (d)   The Registrant's Current Report on Form 8-K filed with the Commission on January 13, 2004; and

        (e)   The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A/A-3 filed with the Commission on November 21, 2003.

Item 4. Description of Securities

        Not Applicable.

Item 5. Interest of Named Experts and Counsel

        None.

Item 6. Indemnification of Directors and Officers.

        The Amended and Restated Corporate Bylaws of the Registrant provide that the Registrant shall indemnify and hold harmless any present or former officer or director or any officer or director who is or was serving at the request of the Registrant as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, trust, employee benefit plan or other enterprise, from and against fines, judgments, penalties, amounts paid in settlement and reasonable expenses actually incurred by such person in connection with any suit to which they were or are made, or are threatened to be made, a party, or to which they are a witness without being named a party, if it is determined that he acted in good faith and reasonably believed (i) in the case of conduct in his official capacity on behalf of the Registrant, that his conduct was in the Registrant's best interests, (ii) in all other cases, that his conduct was not opposed to the best interests of the Registrant and (iii) with respect to any criminal action, that he had no reasonable cause to believe his conduct was unlawful; provided, however, that in the event a determination is made that such person is liable to the Registrant or is found liable on the basis that a personal benefit was improperly received by such person, the indemnification is limited to reasonable expenses actually incurred by such person in connection with the suit and shall not be made in respect of any suit in which such person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Registrant.

        Pursuant to Section 145 of the General Corporation Law of the State of Delaware ("Delaware Code"), the Registrant generally has the power to indemnify its present and former directors, officers, employees and agents against expenses, judgments, fines and amounts paid in settlement incurred by them in connection with any suit (other than a suit by or in the right of the Registrant) to which they are, or are threatened to be made, a party by reason of their serving in such positions, or is or was serving at the Registrant's request in such positions for another corporation, partnership, joint venture, trust or other enterprise, so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. Section 145 of the Delaware Code further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its present and former directors, officers, employees and agents against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made with respect to any claim, issue or matter as to which such person has been adjudged liable to the corporation unless the Court of Chancery or the court in which such action or suit was brought approves such indemnification. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

        According to the Amended and Restated Corporate Bylaws of the Registrant and Section 145 of the Delaware Code, the Registrant has the power to purchase and maintain insurance for its present and former directors, officers, employees and agents. The above discussion of the Registrant's Amended and Restated Corporate Bylaws and of Section 145 of the Delaware Code is not intended to be exhaustive and is qualified in its entirety by such Amended and Restated Corporate Bylaws and the Delaware Code.

Item 7. Exemption from Registration Claimed.

        None.

Item 8. Exhibits.

        The following are filed as exhibits to this Registration Statement:

Exhibit No.	Description
4.1	Pilgrim's Pride Corporation Employee Stock Investment Plan.*
4.2	Certificate of Incorporation of the Registrant as amended (incorporated by reference from Exhibit 3.1 of the Registrant's Form 10-K for the fiscal year ended September 28, 2002).
4.3	Certificate of Amendment of Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 2 of the Registrant's Form 8-A/A-3 filed with the SEC on November 21, 2003).
4.4	Amended and Restated Corporate Bylaws of the Registrant.*
23.1	Consent of Ernst & Young LLP.*
23.2	Consent of Deloitte & Touche LLP.*
24	Power of Attorney (included on the signature page of the Registration Statement).*

*
filed herewith

Item 9. Undertakings.

        (a)   The undersigned Registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburg, State of Texas, on January 14, 2004.

PILGRIM'S PRIDE CORPORATION
By:	/s/ RICHARD A. COGDILL Richard A. Cogdill Executive Vice President, Chief Financial Officer, Secretary and Treasurer

POWER OF ATTORNEY

        Each person whose signature appears below hereby authorizes Richard A. Cogdill to file one or more amendments (including post-effective amendments) to this registration statement, which amendments may make such changes in this registration statement as he deems appropriate, and each such person hereby appoints Richard A. Cogdill as attorney-in-fact to execute in the name and on behalf of the Registrant and any such person, individually and in each capacity stated below, any such amendments to this registration statement.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ LONNIE "BO" PILGRIM Lonnie "Bo" Pilgrim	Chairman of the Board (Principal Executive Officer)	January 14, 2004
/s/ CLIFFORD E. BUTLER Clifford E. Butler	Vice Chairman of the Board	January 14, 2004
/s/ O.B. GOOLSBY O.B. Goolsby	President and Chief Operating Officer and Director	January 14, 2004
/s/ RICHARD A. COGDILL Richard A. Cogdill	Executive Vice President Chief Financial Officer Secretary and Treasurer and Director (Principal Financial and Accounting Officer)	January 14, 2004
/s/ LONNIE KEN PILGRIM Lonnie Ken Pilgrim	Senior Vice President, Transportation and Director	January 14, 2004
/s/ CHARLES L. BLACK Charles L. Black	Director	January 14, 2004

/s/ S. KEY COKER S. Key Coker	Director	January 14, 2004
/s/ BLAKE D. LOVETTE Blake D. Lovette	Director	January 14, 2004
/s/ VANCE C. MILLER, SR. Vance C. Miller, Sr.	Director	January 14, 2004
/s/ JAMES G. VETTER, JR. James G. Vetter, Jr.	Director	January 14, 2004
/s/ DONALD L. WASS Donald L. Wass, Ph.D.	Director	January 14, 2004

EXHIBIT INDEX

Exhibit No.	Description
4.1	Pilgrim's Pride Corporation Employee Stock Investment Plan.*
4.2	Certificate of Incorporation of the Registrant as amended (incorporated by reference from Exhibit 3.1 of the Registrant's Form 10-K for the fiscal year ended September 28, 2002).
4.3	Certificate of Amendment of Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 2 of the Registrant's Form 8-A/A-3 filed with the SEC on November 21, 2003).
4.4	Amended and Restated Corporate Bylaws of the Registrant.*
23.1	Consent of Ernst & Young LLP.*
23.2	Consent of Deloitte & Touche LLP.*
24	Power of Attorney (included on the signature page of the Registration Statement).*

QuickLinks

PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
  Item 3. Incorporation of Documents by Reference
  Item 4. Description of Securities
  Item 5. Interest of Named Experts and Counsel
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX